MBIA Inc and Subsidiaries
              Computation of the Ratio of Earnings to Fixed Charges
                        (in thousands except for ratios)

              The information appearing below presents historical
                consolidated financial results for the Company.

                                                                                     Six Months
                                                                                    Ended June 30,
                          --------   --------   --------   --------   --------   -------------------
                           1991        1992       1993       1994       1995       1995       1996
                          --------   --------   --------   --------   --------   -------------------
EARNINGS
 Operating income
  before taxes ........   $189,732   $244,261   $324,035   $329,422   $345,030   $169,288   $199,404
 Interest Expense .....     18,565     20,523     26,900     27,159     28,439     14,159     16,378
 Portion of rentals
  deemed to be interest       --         --         --         --          --         --         --
                          --------   --------   --------   --------   --------   --------   --------
 EARNINGS .............   $208,297   $264,784   $350,935   $356,581   $373,469   $183,447   $215,782
                          ========   ========   ========   ========   ========   ========   ========

FIXED CHARGES
 Interest Expense .....   $ 18,565   $ 20,523   $ 26,900   $ 27,159   $ 28,439   $ 14,159   $ 16,378
 Portion of Rentals
  deemed to be interest       --         --         --          --         --         --         --
                          --------   --------   --------   --------   --------   --------   --------
 FIXED CHARGES ........   $ 18,565   $ 20,523   $ 26,900   $ 27,159   $ 28,439   $ 14,159   $ 16,378
                          ========   ========   ========   ========   ========   ========   ========
 RATIO OF EARNINGS
  TO FIXED CHARGES ....       11.2       12.9       13.0       13.1       13.1      13.0       13.2
                          ========   ========   ========   ========   ========   ========   ========